Exhibit 10.3
AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), by and between Charter Communications, Inc., a Delaware corporation (the “Company”), and Christopher L. Winfrey (“Executive”), is dated as of February 22, 2023 and amends the terms of that certain Amended and Restated Employment Agreement dated as of September 20, 2022 between the Company and Executive (the “Employment Agreement”).

RECITALS:

WHEREAS, Executive and the Company desire to amend the Employment Agreement to as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree as follows:

1.Section 7 of the Employment Agreement is hereby amended in its entirety to read as follows:

Equity Incentive Awards. For purposes of this Agreement, the term “Agreement Option Award” shall mean a stock option award granted on or after October 19, 2021 that is not a Five-Year Award, and the term “Five-Year Award” means any stock option or restricted stock unit award that, in either case, is intended by the Company to represent the equivalent of five (5) years of annual equity award grants and, for the avoidance of doubt, such term only includes the stock option and restricted stock unit awards granted to Executive on February 22, 2023. Agreement Option Awards shall be granted pursuant to an award agreement substantially in the form attached as Exhibit A hereto and shall have a per-share exercise price equal to the fair market value of a share of Company common stock on the date of grant. Executive shall also retain his rights to all outstanding stock option awards granted to him by the Company prior to October 19, 2021 (the “Prior Option Awards”) and Agreement Option Awards granted prior to the date of this Agreement. On September 22, 2022, the Company shall grant Executive a promotional Agreement Option Award with a grant date fair value of $2,000,000, which promotional Agreement Option Award shall cliff vest on the third anniversary of the Execution Date, subject to Executive’s continued employment with the Company or service on the Board of Directors through such date, except as otherwise set forth in the applicable award agreement. The grant date fair value of an Agreement Option Award shall be the product of (i) the number of shares of common stock of the Company subject to the applicable Agreement Option Award, multiplied by (ii) the per-share value of such Agreement Option Award, which shall be calculated pursuant to the Black-Scholes option valuation methodology based on assumptions consistent with those used to value option awards granted to other senior executives of the Company.

2.Section 12(i) of the Employment Agreement is hereby amended in its entirety to read as follows:

Other Incentive Equity Awards. To the extent that at the time of Executive’s termination of employment hereunder, Executive holds incentive equity awards granted on or after the Execution Date by the Company or a successor-in-interest that are not Prior Option Awards, Agreement Option Awards or Five-Year Awards, such incentive equity awards shall be treated in a manner that is substantially equivalent to the treatment of the Agreement Option Awards.

3.Entire Agreement. This Amendment and the Employment Agreement contain the entire agreement among the Parties with respect to the specific subject matter and supersede any prior oral and written communications, agreements and understandings among the Parties concerning the specific subject matter hereof; provided that, except as otherwise specifically provided in this Amendment and the Agreement, no Plan is superseded by this Amendment and the Agreement. This Amendment may not be modified, amended, altered, waived or rescinded in any manner, except by written instrument signed by both of the Parties hereto that expressly refers to the provision of this Amendment that is being modified, amended, altered, waived or rescinded; provided, however, that the waiver by either Party of a breach or compliance with any provision of this Amendment shall not operate nor be construed as a waiver of any subsequent breach or compliance.

4.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment may also be executed by delivery of facsimile or “.pdf” signatures, which shall be effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date and year first above written.

CHARTER COMMUNICATIONS, INC.

By:	/s/ Paul Marchand
Paul Marchand, Executive Vice President,
Title: Executive Vice President, Human Resources

EXECUTIVE

/s/ Christopher L. Winfrey
Name: Christopher L. Winfrey

[Signature Page to Employment Agreement Amendment (Winfrey)]